As filed with the Securities and Exchange Commission on February 19, 2015
Registration No. 333-17971

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EL PASO ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Texas	74-0607870
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
100 NORTH STANTON
EL PASO TX 79901
(Address of principal executive offices) (Zip Code)

EL PASO ELECTRIC COMPANY 1996 LONG-TERM INCENTIVE PLAN
(Full title of the Plan)

THOMAS V. SHOCKLEY III
CHIEF EXECUTIVE OFFICER
EL PASO ELECTRIC COMPANY
100 NORTH STANTON
EL PASO TX 79901
(915) 543-5711
(Name, address including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Daniel G. Kelly, Jr.
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-17971) (the “Registration Statement”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the El Paso Electric Company 1996 Long-Term Incentive Plan (the “Plan”). Securities are no longer offered under this Registration Statement. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on the 19th day of February, 2015.
EL PASO ELECTRIC COMPANY

By:    /s/ NATHAN T. HIRSCHI
Name: Nathan T. Hirschi
Title: Senior Vice President - Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas V. Shockley III	Chief Executive Officer (Principal Executive Officer) and Director	February 19, 2015
(Thomas V. Shockley III)

/s/ Nathan T. Hirschi	Senior Vice President - Chief Financial Officer (Principal Financial Officer)	February 19, 2015
(Nathan T. Hirschi)

/s/ Catherine A. Allen	Director	February 19, 2015
(Catherine A. Allen)

/s/ John Robert Brown	Director	February 19, 2015
(John Robert Brown)

/s/ James W. Cicconi	Director	February 19, 2015
(James W. Cicconi)

/s/ Edward Escudero	Director	February 19, 2015
(Edward Escudero)

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/s/ James W. Harris	Director	February 19, 2015
(James W. Harris)

/s/ Patricia Z. Holland-Branch	Director	February 19, 2015
(Patricia Z. Holland-Branch)

/s/ Woodley L. Hunt	Director	February 19, 2015
(Woodley L. Hunt)

/s/ Eric B. Siegel	Director	February 19, 2015
(Eric B. Siegel)

/s/ Stephen N. Wertheimer	Director	February 19, 2015
(Stephen N. Wertheimer)

/s/ Charles A. Yamarone	Director	February 19, 2015
(Charles A. Yamarone)

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